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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-58005) pertaining to the Individual Account Retirement Plan for Hourly-Paid Employees at the Cooper Cameron Corporation Mount Vernon Plant of our report dated June 12, 2001 with respect to the financial statements of the Individual Account Retirement Plan for Hourly-Paid Employees at the Cooper Cameron Corporation Mount Vernon Plant included in this Annual Report
(Form 11-K) for the year ended December 31, 2000.

                                       /s/ Ernst & Young LLP

June 27, 2001
Houston, Texas



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